EXHIBIT 99.1

NeuroMetrix Reports Third Quarter 2009 Financial Results

WALTHAM, Mass.—(BUSINESS WIRE)—November 5, 2009—NeuroMetrix, Inc. (Nasdaq: NURO), a health care company transforming patient care through neurotechnology, today announced its third quarter financial results.

Total revenues for the quarter were $6.3 million, compared with $7.1 million for the third quarter of 2008. Revenues in the quarter were comprised of 11% medical equipment sales and 89% consumables sales in comparison with 6% and 94%, respectively, for the third quarter of 2008. Medical equipment sales consist of nerve conduction testing devices (ADVANCE™ and NC-stat®) and related modules, and service agreement revenues. Consumables sales include single use nerve-specific electrodes, EMG needles, and other accessories. Gross margin in the quarter was 71.1% of total revenues compared with 70.6% for the third quarter of 2008. Net loss for the quarter was $9.3 million ($0.57 per share) and included a charge of $7.4 million for the revaluation of warrants that were issued in the September financing to fair value as of September 30, 2009. In comparison, net loss for the third quarter of 2008 was $7.9 million ($0.57 per share) and included a $0.2 million investment impairment charge and a $5.5 million loss from discontinued operations.

For the nine months ended September 30, 2009 total revenues were $19.9 million compared with $23.9 million for the comparable period in 2008. Revenues for the nine months were comprised of 11% medical equipment sales and 89% consumables sales in comparison with 7% and 93%, respectively, for the nine months ended September 30, 2008. Gross margin for the nine months was 71.4% of total revenues compared with 72.0% for the nine month period in 2008. Net loss for the nine month period ended September 30, 2009 was $12.3 million ($0.84 per share) and included the charge of $7.4 million for the revaluation of warrants. In comparison, net loss for the comparable period in 2008 was $23.6 million ($1.72 per share) and included a $2.2 million investment impairment charge and a $7.0 million loss from discontinued operations.

Cash and investments totaled $32.0 million as of September 30, 2009.

Highlights included:

•                  Equity financing which raised $17.3 million, net of expenses, through the sale of 8.8 million common shares plus warrants to purchase common shares. A warrant liability of $14.5 million was recorded at the financing date and revalued to $21.9 million at September 30, 2009. Subsequently the warrants were modified and the warrant liability was reclassified into stockholders equity.

•                  Further expansion into the United Kingdom market with a $300,000 order of ADVANCE Systems, including consumables, by the Company’s orthopedic distributor.

•                  Reduction in consumables revenue to $5.6 million from $6.1 million in Q2 2009 reflecting seasonality and a decline in customer inventory replenishment likely due to overall economic conditions and health care uncertainty.

•                  FDA 510(k) clearance for the ASCEND Stimulator. Additional 510(k) submissions to expand intended use in support of commercial launch are planned for 2010.

•                  Chief Financial Officer added to management team.

•                  On October 30, the Physician Fee Schedule for 2010 was published by the Centers for Medicare and Medicaid Services (“CMS”) and included a new category I CPT code for nerve conduction studies performed with preconfigured electrode arrays such as are utilized with the NC-stat device.

“During the third quarter we made important progress in strengthening our balance sheet, improving management depth, expanding our international business, and advancing ASCEND toward commercialization” said Shai N. Gozani, M.D., Ph.D., NeuroMetrix President & CEO. “Further, we were pleased that the recently published Medicare Physician Fee Schedule for 2010 included a CPT code for nerve conduction studies performed with the NC-stat device.”

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call at 8:00 a.m. Eastern time today to discuss the Company’s financial results, business and financial developments and trends, and other matters affecting the Company. To access the call, dial 800-659-1942 (domestic), or 617-614-2710 (international). The confirmation code is 65018804. The call will also be webcast and will be accessible from the Company’s website at http://www.neurometrix.com under the “Investor Relations” tab. A replay of the conference call will be available for three months starting two hours after the call by dialing 888-286-8010 (domestic) or 617-801-6888 (international), and the confirmation code is 74951707.

About NeuroMetrix

NeuroMetrix is a science-based health care company transforming patient care through neurotechnology. We provide innovative products for preservation and restoration of nerve and spinal cord function, and pain control.  To date, our focus has been primarily on the assessment of neuropathies. Neuropathies affect the peripheral nerves and parts of the spine and are frequently caused by or associated with carpal tunnel syndrome, diabetes, sciatica, and other clinical disorders. We market systems for the performance of nerve conduction studies and needle electromyography procedures. Our product pipeline includes a system designed to deliver pharmacologic agents such as anesthetics and corticosteroids in close proximity to nerves for regional anesthesia, pain control, and the treatment of focal neuropathies. We are also developing devices and pharmaceutical agents to treat peripheral nerve and spinal cord injuries. For more information, visit http://www.neurometrix.com.

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding NeuroMetrix’s or its management’s expectations, hopes, beliefs, intentions, or strategies regarding the future. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “hope” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on NeuroMetrix’s current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting NeuroMetrix will be those that NeuroMetrix has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond NeuroMetrix’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include the factors described under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any updates contained in its subsequently filed quarterly reports on Form 10-Q and other SEC filings. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

Source: NeuroMetrix, Inc.

Thomas T. Higgins

Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

NeuroMetrix, Inc.

Condensed Statements of Operations

 (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
		(Consolidated)		(Consolidated)
Revenues:
Medical equipment	$725,822	$416,826	$2,129,594	$1,679,039
Consumables	5,600,129	6,660,412	17,782,354	22,261,690
Total revenues	6,325,951	7,077,238	19,911,948	23,940,729
Cost of revenues	1,826,599	2,082,805	5,701,907	6,701,373
Gross margin	4,499,352	4,994,433	14,210,041	17,239,356
Operating expenses:
Research and development	1,511,528	1,438,245	4,241,964	4,379,421
Sales and marketing	2,787,942	2,706,403	8,229,550	12,166,535
General and administrative	2,123,845	3,167,413	6,816,078	10,017,402
Charge for impaired goodwill	—	—	—	5,833,464
Total operating expenses	6,423,315	7,312,061	19,287,592	32,396,822
Loss from operations	(1,923,963)	(2,317,628)	(5,077,551)	(15,157,466)
Loss on available-for-sale investment	—	(169,289)	—	(2,226,454)
Warrants fair value adjustment	(7,391,714)	—	(7,391,714)	—
Interest and other income	52,217	176,756	188,534	749,091
Loss from continuing operations	(9,263,460)	(2,310,161)	(12,280,731)	(16,634,829)
Loss from discontinued operations	—	(5,541,986)	—	(6,952,773)
Net loss	$(9,263,460)	$(7,852,147)	$(12,280,731)	$(23,587,602)
Per common share data, basic and diluted:
Loss from continuing operations	$(0.57)	$(0.17)	$(0.84)	$(1.21)
Loss from discontinued operations	—	(0.40)	—	(0.51)
Net loss	$(0.57)	$(0.57)	$(0.84)	$(1.72)
Weighted average number of common shares outstanding, basic and diluted	16,223,033	13,773,855	14,700,425	13,719,346

NeuroMetrix, Inc.

Condensed Balance Sheets

(Unaudited)

	September 30, 2009	December 31, 2008

Assets
Cash and investments	$32,032,046	$19,797,284
Accounts receivable, net	3,449,401	3,660,848
Inventories	4,893,159	5,606,807
Other current assets	635,454	577,550
Total current assets	41,010,060	29,642,489

Restricted cash	408,000	408,000
Fixed assets, net	918,017	1,073,176
Intangibles and other	436,775	254,677
Total assets	$42,772,852	$31,378,342

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$4,381,078	$6,923,404
Current portion of deferred revenue	757,695	1,057,215
Current portion of capital lease obligation	28,173	29,748
Total current liabilities	5,166,946	8,010,367

Deferred revenue, net of current portion	389,369	483,365
Capital lease obligation, net of current portion	41,683	52,059
Warrants liability	21,888,341	—
Total liabilities	27,486,339	8,545,791

Stockholders’ equity	15,286,513	22,832,551
Total liabilities and stockholders’ equity	$42,772,852	$31,378,342